Exhibit 99.1

Bank of Florida Corp. Records Deferred Tax Asset Valuation Allowance and Revises Fourth Quarter and Year-End 2009 Financial Results

NAPLES, Fla.--(BUSINESS WIRE)--March 12, 2010--Bank of Florida Corporation (NASDAQ: BOFL) announced that it has recorded a $38.8 million valuation allowance on its deferred tax assets for the quarter ended December 31, 2009. Consequently, the carrying value of the Company’s deferred tax asset has decreased by approximately the same amount.

As a result of the valuation allowance, income tax expense was $26.8 million in the fourth quarter of 2009, compared to the previously reported tax benefit of $12.0 million. Income tax expense was $10.8 million for the year ended December 31, 2009, compared to the previously reported tax benefit of $28.0 million. The net loss available to common shareholders for the fourth quarter of 2009 was $58.6 million, or $4.58 per diluted share, as opposed to the previously reported $19.8 million, or $1.55 per diluted share. The net loss for the year ended December 31, 2009 was to $147.6 million, or $11.54 per diluted share, as opposed to the previously reported $108.8 million, or $8.51 per diluted share.

“Following an additional review of our deferred tax asset, we determined that a valuation allowance was necessary given our expectations for loan loss provisions, loan workout expenses, and net charge-offs in 2010,” said Chief Executive Officer Michael L. McMullan. “Should economic conditions improve and our credit-related expenses begin to moderate, we could place greater emphasis on our taxable earnings forecast, which would support the realization of some or all of our deferred tax asset.”

Bank of Florida Corporation

Bank of Florida Corporation. (Nasdaq: BOFL) is a $1.4 billion-asset multi-bank holding Company located in Naples, Florida. Bank of Florida Corporation is the parent company for Bank of Florida - Southwest in Collier and Lee Counties; Bank of Florida – Southeast in Broward, Miami-Dade and Palm Beach Counties; Bank of Florida – Tampa Bay in Hillsborough and Pinellas Counties; and Bank of Florida Trust Company, collectively referred to as the “Company”. Investor information may be found on the Company’s web site, http://www.bankofflorida.com, by clicking on "Investor Relations." To receive an email alert of all company press releases, SEC filings, and events, select the “Email Notification” section.

Certain of the statements made herein are “forward-looking statements”, within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future. Statements and predictions regarding provisions for loan losses, levels of the allowance for loan losses, levels of non-performing loans and assets, migration of loans into non-performing status and problem loan and asset resolutions (including foreclosures), and pipelines of assets under management are forward looking statements. Many of these are not within our control.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2008 and in our quarterly report on Form 10-Q for the period ending September 30, 2009 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors,” and otherwise in our SEC reports and filings, including the 8-K to which this is an exhibit. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

Bank of Florida Corporation has filed a registration statement (including a prospectus) (SEC File Number 333-161252) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer will arrange to send you the prospectus if you request it by calling (239) 254-2100.

We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.

CONTACT:
Bank of Florida Corporation
Tracy L. Keegan, Executive VP & CFO, 239-254-2147
or
Nvestcom Investor Relations
Megan Malanga, 954-781-4393
megan.malanga@nvestcom.com